POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of Nymox Pharmaceutical Corporation (the "Company"), constitutes and appoints Paul Averback and Roy Wolvin, or either of them, with full power to each to act alone, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Company's Registration Statement on Form F-1 (Registration No. 333-31310), with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                                   /s/ Michael R. Sonnenreich
                                                  ------------------------------
                                                       Michael R. Sonnenreich